OMB APPROVAL
OMB Number:	3235-0060
Expires:	January 31, 2008
Estimated average burden
hours per response	38.0

EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2005

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 481-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 24, 2005, the Company issued a press release announcing that it has postponed its quarterly conference call to discuss third quarter financial results. The press release is attached to this current report as Exhibit 99.1.

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 19, 2005, Kilroy Realty Corporation (the “Company”) determined that it will be required to restate previously issued financial statements of the Company for the fiscal years ended December 31, 2002, 2003 and 2004 and the quarters ended March 31, 2005 and June 30, 2005. The restatement is necessary because the Company has determined that its hedge designation memos do not meet the technical requirements to qualify for hedge accounting treatment in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). During 2000 and 2002, the Company entered into six interest rate swap and two interest rate cap agreements. Prior to entering into these agreements, the Company engaged an independent consulting firm specializing in derivatives to advise the Company with respect to derivatives and hedging matters. The Company consulted closely with the independent derivatives specialist during its preparation of the formal designation of the instruments to ensure that each of the instruments qualified for hedge accounting treatment under SFAS No. 133 and the related accounting guidance. Although both the Company and the independent derivatives specialist believed the designation documentation met the requirements under SFAS 133 at the time the derivative transactions were entered into, the Company has subsequently determined that the designation documentation does not meet the technical requirements under SFAS No. 133 to qualify for hedge accounting treatment. As a result, the Company is required to restate prior period financial statements to mark all of these instruments to market and to recognize the impact of this mark to market adjustment in the income statement for each period, rather than through other comprehensive income. It is anticipated that certain other adjustments to the Company’s consolidated financial statements will be recorded in connection with this restatement, but these adjustments are not expected to be material in the aggregate. The restatement will have no effect on the Company’s cash position.

In addition, the Company continues to review its accounting treatment for payments made to tenants designated for leasehold improvements in light of anticipated clarification from the industry and the Securities and Exchange Commission (“SEC”) of a technical interpretation, as previously reported in the Form 12b-25 filed with the Securities and Exchange Commission on August 10, 2005. Based on the recent related review of its accounting treatment for tenant improvements reimbursed by the tenant, the Company also will be restating the financial statements to record a capital asset for leasehold improvements constructed by the Company that are reimbursed by tenants with the offsetting side of the accounting entry to deferred revenue, which will be amortized into rental revenue over the lives of the related leases. Because the Company has not yet concluded its review of the accounting treatment for payments made to tenants designated for leasehold improvements with its independent auditors, the Company is not certain whether any further changes to its consolidated financial statements may be required and, if required, whether they would be material.

The Company will be filing amendments to its Annual Report on Form 10-K/A for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2005 and June 30, 2005 to reflect the restatements described above. As a result of the restatement of the previously issued financial statements , the previously issued financial statements and related Report of Independent Registered public accountants for the corresponding periods should no longer be relied upon. The Audit Committee of the Company’s Board of Directors and senior management of the Company have discussed this matter with the Company’s independent public accountants, Deloitte & Touche LLP.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number		Description

99.1	*	Press Release dated October 24, 2005.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2005	KILROY REALTY CORPORATION

	By:	/s/ HEIDI ROTH
Heidi Roth
Senior Vice President and Controller